Filed pursuant to Rule 424(b)(5)
Registration No. 333-237860

Prospectus Supplement
(To Prospectus dated May 5, 2020)

AGEAGLE AERIAL SYSTEMS INC.

2,400,000 Shares of Common Stock and
3,260,377 Prefunded Warrants

We are offering 2,400,000 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”), and prefunded warrants (the “Prefunded Warrants”) to purchase up to 3,260,377 shares of Common Stock (the “Warrant Shares”), to one institutional investor at a purchase price of $1.06 per share, the price of our Common Stock on the NYSE American on May 8, 2020, the last trading day prior to the execution of the Securities Purchase Agreement (the “Purchase Agreement”) for this offering.

The Prefunded Warrants are exercisable commencing on the issuance date thereof, at an exercise price of $0.001 per share, until such time as the Prefunded Warrants have been exercised in full. The Shares and the Warrant Shares have been registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and are being offered pursuant to this prospectus supplement and the accompanying prospectus.

We expect to receive gross proceeds in the amount of $5,996,739 prior to payment of expenses and the exercise price for the Prefunded Warrants. For a more detailed description of the Shares, the Prefunded Warrants and the Warrant Shares, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-14.

Our shares of Common Stock are currently traded on the NYSE American under the symbol “UAVS.” On May 8, 2020, the closing sale price of our shares of Common Stock was $1.06 per share. There is no established trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Prefunded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of Common Stock held by non-affiliates was approximately $27,388,364 based on 33,305,742 outstanding shares of Common Stock, of which 25,838,079 shares are held by non-affiliates, and a per share price of $1.06, which was the last reported price on the NYSE American of our Common Stock on May 8, 2020. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 month calendar period that ends on and includes the date of this prospectus supplement.

The Offering

On May 11, 2020, the Company and the investor entered into the Purchase Agreement pursuant to which the Company agreed to sell to the investor in a registered direct offering the Shares and the Prefunded Warrants for gross proceeds of approximately $6 million. The purchase price of each Prefunded Warrant is equal to the price per share of each Share sold in this offering, minus $0.001, and the exercise price of each Prefunded Warrant will equal $0.001 per share. Net proceeds from the sale will be used to repurchase 262 shares of our Series E Preferred Stock currently held by the investor, convertible into 1,046,699 shares of Common Stock, at a repurchase price of $1.06 per share of Common Stock. It is expected that the balance of the net proceeds will be used for general working capital purposes.

The term “prefunded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Prefunded Warrants, except for a nominal remaining exercise price of  $0.001. The purpose of the Prefunded Warrants is to enable the investor that has a restriction on its ability to beneficially own more than 9.99% of our outstanding Common Stock following the consummation of this offering, the opportunity to invest capital into us without triggering its ownership restrictions, by receiving Prefunded Warrants in lieu of additional shares of our Common Stock, which would result in such ownership of more than 9.99%, and receive the ability to exercise its option to purchase the Warrant Shares at such nominal price at a later date.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 60-day period following the closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions. The exercise price of the Prefunded Warrants and the Warrant Shares issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction. The Prefunded Warrants will be exercisable on a “cashless” basis in certain circumstances.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 9 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the Shares and Prefunded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about May 14, 2020.

The date of this prospectus supplement is May 11, 2020

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TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On April 22, 2020, we filed with the SEC a registration statement on Form S-3, as amended on May 4, 2020 and May 5, 2020 (File No. 333-237860), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on May 6, 2020. Under this shelf registration process, we may, from time to time, sell up to $6 million in the aggregate of shares of Common Stock, shares of preferred stock, debt securities, warrants and units. Following this offering, there will be no securities remaining available for sale under the registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “AgEagle,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to AgEagle Aerial Systems Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under “Risk Factors” incorporated by reference in this prospectus supplement and those discussed in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents we have filed with the SEC that are incorporated herein by reference, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

Our Company

AgEagle Aerial Systems Inc. (“AgEagle” or “the Company”) designs, produces and supports technologically-advanced small, unmanned aerial vehicles (“UAVs” or “drones”). In addition, providing new utility to UAVs, the Company pioneers and innovates advanced aerial imaging data collection and analytics technologies capable of addressing the impending food and environmental sustainability crises that threaten our planet. Historically, the Company’s daily efforts have focused on delivering the tools and strategies necessary to define and implement commercial drone construction and delivery, along with sustainability and precision farming solutions that solve important problems confronting the global agricultural industry. In fact, AgEagle has spent eight years serving customers, covering more than two million acres in 50 countries monitoring 53 different crops. AgEagle remains intent on earning distinction as a trusted partner to clients seeking to adopt and support productive agricultural approaches to better farming practices which limit the impact on our natural resources, reduce reliance on inputs and materially increase crop yields and profits.

In early 2019, AgEagle further expanded its marketing efforts to provide for the introduction of ParkView, its proprietary aerial imagery and data analytics platform, designed to support municipal, state and federal agencies charged with assessing and supporting sustainability initiatives involving public parks and recreation areas, also referred to as urban green spaces.

In the first half of 2019, the Company introduced HempOverview, a scalable, responsive and cost-effective Software-as-a-Solution (“SaaS”) web- and map-based technology platform to support the operations of domestic industrial hemp programs for state and tribal nation departments of agriculture, growers and processors – a solution that provides users with what the Company believes is the gold standard for regulatory oversight, operational assistance and reporting capabilities for the fast emerging industrial hemp industry.

The Company also designs, produces, distributes and supports technologically advanced small UAVs or drones that AgEagle offers for commercial sale to the precision agriculture industry. In addition to UAV sales, in late 2018, the Company introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for its customers.

In the third quarter of 2019, AgEagle announced that it had begun to actively pursue expansion opportunities within the emerging Drone Logistics and Transportation market and revealed that it had received its first purchase orders from a major ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry packaged goods in urban and suburban areas.

Central to the Company’s long-term growth strategy, AgEagle will continue to identify opportunities to leverage its proprietary technological platform and industry expertise to penetrate new, high growth market sectors that may benefit from the Company’s advanced aerial imagery-based data collection and analytics solutions.

Research and development activities are integral to our business and we follow a disciplined approach to investing our resources to create new technologies and solutions.

Our Unmanned Aerial Vehicles Business

Our first commercially available product was the AgEagle Classic, which was followed shortly thereafter by the RAPID System. As we improved and matured our product, we launched the RX-60 and subsequently our current UAV product, the RX-48. The success AgEagle has achieved with its legacy products, which the Company believes has carried over into the continued improvement of the RX-60 and RX-48, stems from AgEagle’s ability to invent and deliver advanced solutions utilizing its proprietary technologies and trade secrets that help farmers, agronomists and other precision agricultural professionals operate more effectively and efficiently. The Company’s core technological capabilities, developed over five years of research and innovation, include a lightweight laminated shell that allows the UAV platform to perform under challenging flying conditions, a camera with a Near Infrared (NIR) filter, a rugged foot launcher (RX-60), and high-end software that automates drone flights and provides geo-referenced data. All of AgEagle’s proprietary UAVs are electrically powered, weigh approximately six pounds fully loaded, are capable of flying over approximately 400 acres (roughly 60 minutes of airtime) per flight from their launch location, and are configured to carry a camera with an NIR filter that uses near infrared images to capture crop data. The Company’s leadership believes that these characteristics make its UAVs well suited for providing a complete aerial view of a farmer’s field to help precisely identify crop health and field conditions faster than any other method available.

The Company’s UAVs were initially specifically designed to help farmers increase profits by pinpointing areas where nutrients or chemicals need to be applied, as opposed to traditional widespread land application processes, thus decreasing input costs, reducing the amount of chemicals applied and potentially increasing yields. AgEagle’s products were designed for busy agriculture professionals who do not have the time to process images on their computers, which some of its competitors require. The software can automatically take pictures from the camera, stitch the photos together through the cloud, and deliver a geo-referenced, high quality aerial map to the user’s desktop or tablet device using specialty precision agriculture software such as SST Software, SMS Software or most other agricultural software solutions. The result is a prescription or zone map that can then be used in a field computer that is typically found in a sprayer or applicator designed to drive through fields to precisely apply the amount of nutrients or chemicals required to continue or restore the production of healthy crops.

In addition to UAV sales, in late 2018, AgEagle introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for the Company’s customers.

Acquisition of Agribotix

In August 2018, we acquired certain assets of Agribotix, LLC, a Colorado limited liability company (“Agribotix”), which included Agribotix’s primary product, FarmLens™. Agribotix was engaged in the business of providing integrated agricultural drone solutions and drone-enabled software technologies and services for precision agriculture.

We believed that purchasing FarmLens, benefitted us and our shareholders by developing important vertically integrated products and services. FarmLens is a subscription cloud analytics service that processes data, primarily collected with a drone, such as those produced by AgEagle, and makes such data actionable by farmers and agronomists. FarmLens is currently sold by AgEagle as a subscription service and offered either standalone or in a bundle with drone platforms manufactured by leading drone providers like AgEagle, DJI and senseFly.

The FarmLens platform extends AgEagle’s reach as a business through key partnerships. In October 2018, AgEagle announced that it was expanding on Agribotix’s existing partnership with The Climate Corporation’s FieldView™ platform, enabling farmers to share images from FarmLens to their FieldView accounts and compare them alongside other valuable metrics, including planting and yield data. To date, FarmLens has processed agricultural imagery for approximately two million acres of crops and analyzed data for over 53 different crop types from over 50 countries around the world.

In December 2018, AgEagle unveiled its plans to develop a FarmLens Mobile app, extending the numerous benefits of the FarmLens platform to mobile devices. The FarmLens Mobile app was commercially launched in 2019 and is now available for download on any iPhone, iPad or Android device.

HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle is intent on leveraging our expertise to champion the use of proven, advanced web- and map-based technologies as a means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through the introduction of HempOverview, AgEagle represents the first agriculture technology company to its knowledge to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

Commercial Drone Package Delivery

Over the past year, there has been a surge of prominent companies, including Alphabet (Google), FedEx, Intel, Qualcomm, Amazon, Target, Walmart, Alibaba, UPS, 7-Eleven, Uber and many others, actively developing commercial drone delivery service initiatives as part of their long-term strategic plans. These companies intend to leverage the latest in UAV technologies to deliver food, consumer products, medicines and other types of lightweight freight direct to consumers and businesses in the fastest, most cost efficient and environmentally responsible manner possible – a practical alternative to costly auto transport.

AgEagle’s proven expertise in manufacturing rugged, reliable and professional grade UAVs makes the Company a logical partner for designing, manufacturing and testing drone platforms in the fast growing package delivery market – a market forecasted by ResearchandMarkets will climb to $11.2 billion by 2022 and subsequently rise to $29.06 billion by 2027. The anticipated growth of the industry is expected to be largely fueled by the high usage of drones in the ecommerce industry for delivery of products in rural areas, where automotive transport vehicles cannot readily reach or where deliveries take longer time to arrive.

In September 2019, the Company announced that it was actively pursuing expansion opportunities within the Drone Logistics and Transportation market, and reported that it had received its first purchase order from a major unnamed ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry goods in urban and suburban areas. AgEagle is currently working in close collaboration with this new customer on its tethered test flight operations and ongoing development. In association with the initial purchase order, AgEagle recorded its first revenues in the second half of 2019 and will recognize additional revenues from the project in the first quarter of 2020.

Sustainability Platform

The negative impact of agriculture on both the environment and society has been widely documented with unsustainable farming practices serving to confound land conversion and habitat loss, wasteful water consumption, soil erosion and degradation, pollution and climate change. It has been reported that agricultural production is believed to be responsible for 70% of river and stream pollution from chemicals, silt and animal waste (source: Food and Agriculture Organization of the United Nations). Moreover, agriculture is the largest consumer of the Earth’s available freshwater: 70% of withdrawals from watercourses and groundwater are for agricultural usage, three times more than 50 years ago. By 2050, the global water demand of agriculture is estimated to increase by a further 19% due to irrigational needs (source: GlobalAgriculture.org).

Left unchecked, many believe that farming practiced without care presents the greatest global threat to species and ecosystems, especially given that demand for more food - and healthier food - is rising exponentially. According to the World Resources Institute, our planet will need 70 percent more food to feed a global population of 9.6 billion by 2050. In view of looming environmental and social crises facing the planet, both consumer packaged goods companies and their supply chain partners recognize the need to accelerate their shift towards greater transparency in their sustainability practices and policies as they assume greater responsibility for mitigating the use of chemicals in crop production and preserving natural resources.

ParkView Platform

Leveraging the underlying imaging technology and robust analytics capabilities of AgEagle’s FarmLens platform, AgEagle announced the formal market introduction of its ParkView solution in March 2019. ParkView is a proprietary aerial imagery and data analytics platform designed specifically for assessing and supporting sustainability initiatives involving municipal, state and federal public parks and recreation areas. The Company further announced that it won its first ParkView customer with the signing of Denver Parks and Recreation (“DPR”) in Denver, Colorado. DPR will utilize ParkView to better inform vegetative maintenance and natural resource preservation for its green infrastructure, comprising more than 6,000 acres of public green space within the city limits. AgEagle’s staff was also contracted to provide DPR with in-depth training on best management practices for UAV operations in a municipal setting. Research has shown that urban green infrastructure can materially improve water quality and conservation, attract investment, revive distressed neighborhoods, encourage redevelopment and provide outdoor recreational opportunities for cities of all scope and sizes worldwide, thus effectively helping to align social, economic, public health and environmental goals.

Our principal executive offices are located at 117 S. 4th Street, Neodesha, Kansas 66757 and our telephone number is (620) 325-6363. Our website address is http://www.ageagle.com. Information contained on, or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

Employees

As of December 31, 2019, we employed 6 full-time and 4 part-time employees.

THE OFFERING

Issuer:	AgEagle Aerial Systems Inc.

Shares of Common Stock offered by us pursuant to this prospectus supplement:	2,400,000

Shares of Common Stock to be outstanding immediately after this offering (1):	35,705,742

Warrant Shares underlying Prefunded Warrants offered by us pursuant to this prospectus supplement:	3,260,377

Shares of Common Stock to be outstanding immediately after this offering assuming full exercise of Prefunded Warrants:	38,966,119

Prefunded Warrants:	We are offering Prefunded Warrants to purchase up to 3,260,377 shares of our Common Stock. The purchase price of the Prefunded Warrant is equal to $1.06 (the price per share of each Share sold in this offering), minus $0.001, and the exercise price of each Prefunded Warrant is $0.001 per share. We will receive gross proceeds from sale of the Prefunded Warrants to the investor of $3,452,739. The Prefunded Warrants are exercisable commencing as of the issuance date thereof and until such time as it has been exercised in full. The Prefunded Warrants and the Warrant Shares are being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds:	We intend to use the net proceeds from the sale of securities in this offering to repurchase 262 shares of our Series E Preferred Stock currently held by the investor, convertible into 1,046,699 shares of Common Stock, at a repurchase price of $1.06 per share of Common Stock. We expect the balance of the net proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Transfer agent and registrar:	Standard Registrar and Transfer Company

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of Common Stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 1 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NYSE American symbol:	UAVS

(1)       The number of shares of our Common Stock to be outstanding immediately after this offering is based on 33,305,742 shares of Common Stock outstanding as of May 8, 2020, and excludes, as of such date the 3,260,377 Warrant Shares issuable upon exercise of the Prefunded Warrants.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose, except for the repurchase of up to 262 shares of Series E Preferred Stock currently owned by the investor in this offering, convertible into 1,046,699 shares of Common Stock, at a repurchase price of $1.06 per share of Common Stock. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the exchange;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Common Stock, whether by us or our shareholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our Common Stock could also depress the market price of our Common Stock. A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities. In addition, the issuance and sale by us of additional shares of our Common Stock or securities convertible into or exercisable for shares of our Common Stock, or the perception that we will issue such securities, could reduce the trading price for our Common Stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of Common Stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

You will experience immediate dilution in the book value per share of the Common Stock you purchase.

Because the price per share of our Common Stock being offered is substantially higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. Based on an offering price of $1.06 per share, after deducting estimated offering Common Stock and expenses, the net tangible book value of the Common Stock per share as of December 31, 2019 would have been $0.04 per share. If you purchase shares of Common Stock in this offering, you will suffer dilution of $1.02 per share in the net tangible book value of the Common Stock.

Securities analysts may not cover our Common Stock and this may have a negative impact on the market price of our Common Stock.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Common Stock or other securities convertible into or exchangeable for shares of our Common Stock. We cannot assure you that we will be able to sell shares of our Common Stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

The price of our Common Stock may be volatile or may decline, which may make it difficult for investors to resell shares of our Common Stock at prices they find attractive.

The trading price of our Common Stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our Common Stock. Among the factors that could affect our stock price are:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions and, in particular, developments related to market conditions for the commercial drone, agricultural and hemp industries;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our c Common Stock may be volatile. In addition, the trading volume in our Common Stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our Common Stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified below in “Forward-Looking Statements.”

Accordingly, the shares of our Common Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

We have not paid and do not intend to pay dividends on our Common Stock. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our Common Stock inception, and do not intend to pay any dividends on our Common Stock in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your shares of Common Stock after price appreciation, which may never occur, in order to realize a return on your investment.

There is no public market for the Prefunded Warrants.

There is no established public trading market for the Prefunded Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Prefunded Warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the Prefunded Warrants.

The Prefunded Warrants may be dilutive to holders of our Common Stock.

The ownership interest of the existing holders of our Common Stock will be diluted to the extent the Prefunded Warrants are exercised. The Warrant Shares underlying the Prefunded Warrants represented approximately 10% of our Common Stock outstanding as of May 8, 2020 (assuming that the total shares of Common Stock outstanding includes the 2,400,000 Shares and the 3,260,377 Warrant Shares issuable upon exercise of the Prefunded Warrants offered pursuant to this prospectus supplement.)

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.91 million, after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repurchase 262 shares of Series E Preferred Stock currently held by the investor, convertible into 1,046,699 shares of Common Stock, at a repurchase price of $1.06 per share of Common Stock. We expect the balance to be used for working capital and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the repurchase of any Common Stock or Common Stock equivalents (other than the Series E Preferred Stock as disclosed herein or as consented to in writing by the investor), (c) for the settlement of any outstanding litigation, or (d) in violation of FCPA or OFAC regulations.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

We will not receive any proceeds from the sale of the Warrant Shares upon exercise of the Prefunded Warrants unless and until such Prefunded Warrants are exercised. If the Prefunded Warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $3,260.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 2,400,000 shares of Common Stock at a purchase price of $1.06 per share and 3,260,377 Prefunded Warrants at a purchase price of $1.059 per share, after deducting estimated offering expenses payable by us.

	As of December 31, 2019
	Actual	As adjusted

	(Unaudited)
Cash	717,997	6,664,736
Accounts receivable	65,833	65,883
Inventories, net	221,167	221,167
Prepaid and other current assets	124,163	124,163
Total Current Assets	1,129,160	7,075,899
Total Current Liabilities	521,875	521,875
Shareholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 15,424,394 shares issued and outstanding at December 31, 2019, and 17,824,394 shares outstanding, as adjusted, respectively	$15,424	$17,824
Additional Paid in Capital*	$12,456,989	$18,401,329
Accumulated Deficit	8,198,785	8,198,785
Total shareholders’ equity	$4,273,634	$26,617,938
Total capitalization	$4,795,509	$33,282,674

*Does not include any potential proceeds from the exercise of Warrants at an exercise price of $0.001.

The number of issued and outstanding shares as of December 31, 2019 in the table above excludes, as of such date :

●	3,260,377 shares of Common Stock issuable upon exercise of the Prefunded Warrants.

●	2,480,470 shares of Common Stock that were issuable upon exercise of stock options of the Company under the Company’s 2017 Equity Incentive Plan; and

●	6,483,333 shares of Common Stock issuable upon conversion of an aggregate of 3,501 shares of company preferred stock.

DILUTION

If you invest in our Shares and Prefunded Warrants in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share of the Shares you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after giving effect to this offering. Our historical net tangible book value as of December 31, 2019 was $645,060, or $0.04 per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding on December 31, 2019.

After giving effect to the assumed sale of the Shares and Prefunded Warrants at an assumed offering price of $1.06 per share, and after deducting estimated expenses payable by us, our net tangible book value as of December 31, 2019 would have been approximately $6,554,024, or $0.37 per share. This represents an immediate increase in as adjusted net tangible book value per share of $0.33 to existing stockholders and immediate decrease of $0.69 per share in as adjusted net tangible book value per share to the investor participating in this offering. The following table illustrates this per share dilution to the investor participating in this offering:

Offering price per share		$1.06
Net tangible book value per share as of December 31, 2019	$0.04
Increase attributable to new investors	$0.33
As adjusted net tangible book value per share after this offering		$0.37
Dilution per share to new investors		$0.69

The above discussion and table are based on 15,424,394 shares of our Common Stock outstanding as of December 31, 2019 and excludes:

●	3,260,377 shares of Common Stock issuable upon exercise of the Prefunded Warrants.

●	2,480,470 shares of Common Stock that were issuable upon exercise of stock options of the Company under the Company’s 2017 Equity Incentive Plan; and

●	6,483,333 shares of Common Stock issuable upon conversion of an aggregate of 3,501 shares of company preferred stock.

To the extent that any (i) options are exercised, new options are issued under our 2017 Equity Incentive Plan, (ii) shares of Common Stock are issued upon conversion of our Series E Preferred Stock, or (iii) we otherwise issue additional shares of Common Stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing our securities in this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 2,400,000 shares of our Common Stock, and 3,260,377 Warrant Shares underlying of Prefunded Warrants, pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Common Stock are described under the caption “Descriptions of the Securities We May Offer” beginning on page 5 of the accompanying prospectus.

Prefunded Warrants

The following summary of certain terms and provisions of the Prefunded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Prefunded Warrant.

The term “prefunded” refers to the fact that the purchase price of our Common Stock in this offering includes almost the entire exercise price that will be paid under the Prefunded Warrants, except for a nominal remaining exercise price of  $0.001. The purpose of the Prefunded Warrants is to enable the investor that has a restriction on its ability to beneficially own more than 9.99% of our outstanding Common Stock following the consummation of this offering, the opportunity to invest capital into the Company without triggering its ownership restrictions, by receiving Prefunded Warrants in lieu of additional shares of our Common Stock, which would result in such ownership of more than 9.99%, and receive the ability to exercise its option to purchase the shares underlying the Prefunded Warrants at such nominal price at a later date.

Duration. The Prefunded Warrants offered hereby will entitle the holders thereof to purchase shares of our Common Stock at a nominal exercise price of  $0.001 per share, commencing immediately as of the issuance date thereof.

Exercise Limitation. A holder will not have the right to exercise any portion of the Prefunded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Prefunded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Prefunded Warrants will have an exercise price of  $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Prefunded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Prefunded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Prefunded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Prefunded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Prefunded Warrants with the same effect as if such successor entity had been named in the Prefunded Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Prefunded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Prefunded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Prefunded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Prefunded Warrant.

PLAN OF DISTRIBUTION

We are offering the Shares and the Prefunded Warrants directly to the investor at the closing price of the shares of our Common Stock on the last trading day prior to the execution of the Purchase Agreement.. We have not engaged any underwriters, dealers or other agents to assist in the sales of the securities in this offering. No underwriting discounts, commissions or other compensation will be paid in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Standard Registrar and Transfer Company, 440 East 400 South, Suite 200. Our transfer agent’s phone number is 702-818-5898.

Listing

Our shares of Common Stock are quoted on the NYSE American under the trading symbol “UAVS”.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of Nevada with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended December 31, 2019 and 2018 have been audited by D. Brooks and Associates CPAs, P.A. independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement, until we sell all of the shares covered by this prospectus supplement or the sale of shares by us pursuant to this prospectus supplement is terminated. In no event, however, will any of the information that we furnish to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than file with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document. The documents we incorporate by reference are our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 13, 2020; and the description of our Common Stock set forth in our Registration Statement on Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description..

You may obtain a copy of these filings, without charge, by writing or calling us at:

AgEagle Aerial Systems Inc.
117 SOUTH 4TH STREET
NEODESHA KS 66757
Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our shares of Common Stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. We file annual, quarterly and current reports and other information with the SEC. You may read any reports, statements or other information on file at the SEC’s web site at http://www.sec.gov.

Prospectus	Dated May 5, 2020

AGEAGLE AERIAL SYSTEMS INC.

$6,000,000

Common Stock
Preferred Stock
Debt Securities

Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $6,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the NYSE American under the symbol “UAVS.” On May 1, 2020, the last reported sale price per share of our common stock was $1.32 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of May 1, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $32,839,736, which was calculated based on 24,878,588 shares of outstanding common stock held by non-affiliates, at a price per share of $1.32. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the twelve (12) calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves various risks. See “Risk Factors” on page 9 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 5, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $6,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Company”, “AgEagle”, “we”, “us”, and “our” refer to AgEagle Aerial Systems Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on April 13, 2020. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: AgEagle Aerial Systems Inc., 117 S. 4th Street, Neodesha, Kansas 66757. Our telephone number is (620) 325-6363.

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	debt securities, in one or more series;
●	warrants to purchase any of the securities listed above; and/or
●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $6,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

AgEagle Aerial Systems Inc. (“AgEagle” or “the Company”) designs, produces and supports technologically-advanced small, unmanned aerial vehicles (“UAVs” or “drones”). In addition, providing new utility to UAVs, the Company pioneers and innovates advanced aerial imaging data collection and analytics technologies capable of addressing the impending food and environmental sustainability crises that threaten our planet. Historically, the Company’s daily efforts have focused on delivering the tools and strategies necessary to define and implement commercial drone construction and delivery, along with sustainability and precision farming solutions that solve important problems confronting the global agricultural industry. In fact, AgEagle has spent eight years serving customers, covering more than two million acres in 50 countries monitoring 53 different crops. AgEagle remains intent on earning distinction as a trusted partner to clients seeking to adopt and support productive agricultural approaches to better farming practices which limit the impact on our natural resources, reduce reliance on inputs and materially increase crop yields and profits.

In early 2019, AgEagle further expanded its marketing efforts to provide for the introduction of ParkView, its proprietary aerial imagery and data analytics platform, designed to support municipal, state and federal agencies charged with assessing and supporting sustainability initiatives involving public parks and recreation areas, also referred to as urban green spaces.

In the first half of 2019, the Company introduced HempOverview, a scalable, responsive and cost-effective Software-as-a-Solution (“SaaS”) web- and map-based technology platform to support the operations of domestic industrial hemp programs for state and tribal nation departments of agriculture, growers and processors – a solution that provides users with what the Company believes is the gold standard for regulatory oversight, operational assistance and reporting capabilities for the fast emerging industrial hemp industry.

The Company also designs, produces, distributes and supports technologically advanced small UAVs or drones that AgEagle offers for commercial sale to the precision agriculture industry. In addition to UAV sales, in late 2018, the Company introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for its customers.

In the third quarter of 2019, AgEagle announced that it had begun to actively pursue expansion opportunities within the emerging Drone Logistics and Transportation market and revealed that it had received its first purchase orders from a major ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry packaged goods in urban and suburban areas.

Central to the Company’s long-term growth strategy, AgEagle will continue to identify opportunities to leverage its proprietary technological platform and industry expertise to penetrate new, high growth market sectors that may benefit from the Company’s advanced aerial imagery-based data collection and analytics solutions.

Research and development activities are integral to our business and we follow a disciplined approach to investing our resources to create new technologies and solutions.

Our Unmanned Aerial Vehicles Business

Our first commercially available product was the AgEagle Classic, which was followed shortly thereafter by the RAPID System. As we improved and matured our product, we launched the RX-60 and subsequently our current UAV product, the RX-48. The success AgEagle has achieved with its legacy products, which the Company believes has carried over into the continued improvement of the RX-60 and RX-48, stems from AgEagle’s ability to invent and deliver advanced solutions utilizing its proprietary technologies and trade secrets that help farmers, agronomists and other precision agricultural professionals operate more effectively and efficiently. The Company’s core technological capabilities, developed over five years of research and innovation, include a lightweight laminated shell that allows the UAV platform to perform under challenging flying conditions, a camera with a Near Infrared (NIR) filter, a rugged foot launcher (RX-60), and high-end software that automates drone flights and provides geo-referenced data. All of AgEagle’s proprietary UAVs are electrically powered, weigh approximately six pounds fully loaded, are capable of flying over approximately 400 acres (roughly 60 minutes of airtime) per flight from their launch location, and are configured to carry a camera with an NIR filter that uses near infrared images to capture crop data. The Company’s leadership believes that these characteristics make its UAVs well suited for providing a complete aerial view of a farmer’s field to help precisely identify crop health and field conditions faster than any other method available.

The Company’s UAVs were initially specifically designed to help farmers increase profits by pinpointing areas where nutrients or chemicals need to be applied, as opposed to traditional widespread land application processes, thus decreasing input costs, reducing the amount of chemicals applied and potentially increasing yields. AgEagle’s products were designed for busy agriculture professionals who do not have the time to process images on their computers, which some of its competitors require. The software can automatically take pictures from the camera, stitch the photos together through the cloud, and deliver a geo-referenced, high quality aerial map to the user’s desktop or tablet device using specialty precision agriculture software such as SST Software, SMS Software or most other agricultural software solutions. The result is a prescription or zone map that can then be used in a field computer that is typically found in a sprayer or applicator designed to drive through fields to precisely apply the amount of nutrients or chemicals required to continue or restore the production of healthy crops.

In addition to UAV sales, in late 2018, AgEagle introduced a new drone-leasing program, alleviating farmers and agribusinesses from significant upfront costs associated with purchasing a drone, while also relieving them from ongoing drone maintenance and support requirements. Additionally, the new program provides the option of engaging a trained AgEagle pilot to operate the drone and manage the entire image collection process, creating a truly turnkey aerial imagery capture solution for the Company’s customers.

Acquisition of Agribotix

In August 2018, we acquired certain assets of Agribotix, LLC, a Colorado limited liability company (“Agribotix”), which included Agribotix’s primary product, FarmLens™. Agribotix was engaged in the business of providing integrated agricultural drone solutions and drone-enabled software technologies and services for precision agriculture.

We believed that purchasing FarmLens, benefitted us and our shareholders by developing important vertically integrated products and services. FarmLens is a subscription cloud analytics service that processes data, primarily collected with a drone, such as those produced by AgEagle, and makes such data actionable by farmers and agronomists. FarmLens is currently sold by AgEagle as a subscription service and offered either standalone or in a bundle with drone platforms manufactured by leading drone providers like AgEagle, DJI and senseFly.

The FarmLens platform extends AgEagle’s reach as a business through key partnerships. In October 2018, AgEagle announced that it was expanding on Agribotix’s existing partnership with The Climate Corporation’s FieldView™ platform, enabling farmers to share images from FarmLens to their FieldView accounts and compare them alongside other valuable metrics, including planting and yield data. To date, FarmLens has processed agricultural imagery for approximately two million acres of crops and analyzed data for over 53 different crop types from over 50 countries around the world.

In December 2018, AgEagle unveiled its plans to develop a FarmLens Mobile app, extending the numerous benefits of the FarmLens platform to mobile devices. The FarmLens Mobile app was commercially launched in 2019 and is now available for download on any iPhone, iPad or Android device.

HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle is intent on leveraging our expertise to champion the use of proven, advanced web- and map-based technologies as a means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through the introduction of HempOverview, AgEagle represents the first agriculture technology company to its knowledge to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

Commercial Drone Package Delivery

Over the past year, there has been a surge of prominent companies, including Alphabet (Google), FedEx, Intel, Qualcomm, Amazon, Target, Walmart, Alibaba, UPS, 7-Eleven, Uber and many others, actively developing commercial drone delivery service initiatives as part of their long-term strategic plans. These companies intend to leverage the latest in UAV technologies to deliver food, consumer products, medicines and other types of lightweight freight direct to consumers and businesses in the fastest, most cost efficient and environmentally responsible manner possible – a practical alternative to costly auto transport.

AgEagle’s proven expertise in manufacturing rugged, reliable and professional grade UAVs makes the Company a logical partner for designing, manufacturing and testing drone platforms in the fast growing package delivery market – a market forecasted by ResearchandMarkets will climb to $11.2 billion by 2022 and subsequently rise to $29.06 billion by 2027. The anticipated growth of the industry is expected to be largely fueled by the high usage of drones in the ecommerce industry for delivery of products in rural areas, where automotive transport vehicles cannot readily reach or where deliveries take longer time to arrive.

In September 2019, the Company announced that it was actively pursuing expansion opportunities within the Drone Logistics and Transportation market, and reported that it had received its first purchase order from a major unnamed ecommerce company to manufacture and assemble UAVs designed to meet the critical specifications for drones that are meant to carry goods in urban and suburban areas. AgEagle is currently working in close collaboration with this new customer on its tethered test flight operations and ongoing development. In association with the initial purchase order, AgEagle recorded its first revenues in the second half of 2019 and will recognize additional revenues from the project in the first quarter of 2020.

Sustainability Platform

The negative impact of agriculture on both the environment and society has been widely documented with unsustainable farming practices serving to confound land conversion and habitat loss, wasteful water consumption, soil erosion and degradation, pollution and climate change. It has been reported that agricultural production is believed to be responsible for 70% of river and stream pollution from chemicals, silt and animal waste (source: Food and Agriculture Organization of the United Nations). Moreover, agriculture is the largest consumer of the Earth’s available freshwater: 70% of withdrawals from watercourses and groundwater are for agricultural usage, three times more than 50 years ago. By 2050, the global water demand of agriculture is estimated to increase by a further 19% due to irrigational needs (source: GlobalAgriculture.org).

Left unchecked, many believe that farming practiced without care presents the greatest global threat to species and ecosystems, especially given that demand for more food - and healthier food - is rising exponentially. According to the World Resources Institute, our planet will need 70 percent more food to feed a global population of 9.6 billion by 2050. In view of looming environmental and social crises facing the planet, both consumer packaged goods companies and their supply chain partners recognize the need to accelerate their shift towards greater transparency in their sustainability practices and policies as they assume greater responsibility for mitigating the use of chemicals in crop production and preserving natural resources.

ParkView Platform

Leveraging the underlying imaging technology and robust analytics capabilities of AgEagle’s FarmLens platform, AgEagle announced the formal market introduction of its ParkView solution in March 2019. ParkView is a proprietary aerial imagery and data analytics platform designed specifically for assessing and supporting sustainability initiatives involving municipal, state and federal public parks and recreation areas. The Company further announced that it won its first ParkView customer with the signing of Denver Parks and Recreation (“DPR”) in Denver, Colorado. DPR will utilize ParkView to better inform vegetative maintenance and natural resource preservation for its green infrastructure, comprising more than 6,000 acres of public green space within the city limits. AgEagle’s staff was also contracted to provide DPR with in-depth training on best management practices for UAV operations in a municipal setting. Research has shown that urban green infrastructure can materially improve water quality and conservation, attract investment, revive distressed neighborhoods, encourage redevelopment and provide outdoor recreational opportunities for cities of all scope and sizes worldwide, thus effectively helping to align social, economic, public health and environmental goals.

Our principal executive offices are located at 117 S. 4th Street, Neodesha, Kansas 66757 and our telephone number is (620) 325-6363. Our website address is http://www.ageagle.com. Information contained on, or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our Annual Report on Form 10-K filed on April 13, 2020, and any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;
●	debt securities, in one or more series;
●	shares of our preferred stock;
●	warrants to purchase any of the securities listed above; and/or
●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Nevada Revised Statutes (“NRS”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of April 23, 2020, our authorized capital stock consisted of 275,000,000 shares, consisting of 250,000,000 shares of common stock par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share of which 10,000 shares have been designated as Series C Preferred Stock all of which are outstanding, 2,000 shares have been designated as Series D 8% Preferred Stock all of which are outstanding, and 1,050 shares have been designated as Series E Convertible Preferred Stock all of which are outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

As of April 23, 2020, there were 23,310,019 shares of common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings.

Dividend Rights

Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended and restated. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the NRS prescribes a different percentage of votes and/or exercise of voting power.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and shares of our common stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

Preferred Stock

We have 25,000,000 authorized shares of preferred stock par value $0.001 per share, of which 2,000 shares have been designated as Series D 8% Preferred Stock all of which are outstanding, and 1,050 shares have been designated as Series E Convertible Preferred Stock all of which are outstanding.

Our board of directors may also divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by our board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the NRS and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
●	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the manner of exercise of the warrants, including any cashless exercise rights;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
●	the manner in which the warrant agreement and warrants may be modified;
●	the identities of the warrant agent and any calculation or other agent for the warrants;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the Registration Statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;
●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	the maturity date;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	the terms of the subordination of any series of subordinated debt, if applicable;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
●	redeem capital stock;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
●	make investments or other restricted payments;
●	sell or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with stockholders and affiliates;
●	issue or sell stock of our subsidiaries; or
●	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	information describing any book-entry features;
●	provisions for a sinking fund purchase or other analogous fund, if any;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
●	the procedures for any auction and remarketing, if any;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	if other than dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the Registration Statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

Default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
●	to evidence and provide for the acceptance of appointment by a successor trustee;
●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust; and
●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and
●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions payable for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on the NYSE American, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of New York and of Nevada with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements of AgEagle Aerial Systems Inc. and its subsidiaries as of December 31, 2018 and 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by D. Brooks and Associates CPAs, P.A. (“D. Brooks”), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o AgEagle Aerial Systems Inc., at our office located at 117 S. 4thStreet, Neodesha, Kansas 66757. Our telephone number is (620) 325-6363.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 13, 2020;
●	Current Report on Form 8-K filed on May 1, 2020;
●	Current Report on Form 8-K/A filed on April 20, 2020;
●	Current Report on Form 8-K filed on April 8, 2020;
●	Current Report on Form 8-K filed on March 12, 2020; and
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 12, 2014, including any amendments or reports filed for the purpose of updating the description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of this registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$6,000,000

AGEAGLE AERIAL SYSTEMS INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

May 5, 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.